UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 5, 2005
Date of Report (Date of
earliest event reported)

Eden Bioscience Corporation
(Exact Name of Registrant as Specified in Charter)

Washington	0-31499	91-1649604
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3830 Monte Villa Parkway, Suite 100
Bothell, Washington 98021-7266

(Address of principal executive offices)   (Zip Code)

(425)806-7300
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

[/Form 8-K NASDAQ Delisting Notice.DOC

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 5, 2005, Eden Bioscience Corporation received a delisting warning letter from the Nasdaq Stock Market notifying us that the closing bid price per share for our common stock was below the $1.00 minimum bid price for 30 consecutive trading days and that, as a result, we no longer meet Nasdaq’s continued listing criteria. Nasdaq has provided us with 180 calendar days, or until October 3, 2005, to regain compliance. To regain compliance with the minimum bid price requirement, the closing bid price of our common stock must remain above $1.00 for a minimum of ten consecutive trading days. If we do not regain compliance by October 3, 2005, Nasdaq will provide us written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to delist our common stock to a Listings Qualification Panel. Alternatively, we may apply to transfer our common stock to the Nasdaq SmallCap Market if we satisfy the requirements for initial inclusion on that market, in which case we would be afforded the remainder of Nasdaq’s second 180 calendar day compliance period in order to regain compliance while on the Nasdaq SmallCap Market. Eden Bioscience management and Board of Directors are considering alternatives to address this issue.

[/Form 8-K NASDAQ Delisting Notice.DOC

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eden Bioscience Corporation

Dated: April 5, 2005

By: /s/ Bradley S. Powell Bradley S. Powell Chief Financial Officer

[/Form 8-K NASDAQ Delisting Notice.DOC